AMENDMENT 1 TO EXCLUSIVE LICENSE AGREEMENT

This Amendment 1 (“Amendment 1”) entered into as of July 4 2023 (“Amendment 1 Effective Date”), by and between Spero Therapeutics, Inc. (“Spero”) and GlaxoSmithKline Intellectual Property (No. 3) Limited (“GSK”), hereby amends the Exclusive License Agreement between the Parties dated September 21, 2022 (the “Agreement”). Capitalized terms not otherwise defined in this Amendment 1 will have the same meanings as ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Parties wish to modify the terms of the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and mutual covenants contained in this Amendment 1 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Section 2.5 of the Agreement is deleted in its entirety and replaced with the following:

2.5 Technology Transfer. During the period beginning on the Effective Date until the date that is [***] ([***]) days following the Completion of the Required Studies (or such later date as is set out in Schedule 2.5 (the “Technology Transfer Period”), the Parties shall complete their respective activities under the Technology Transfer Plan, including Spero’s transfer to GSK of such Know-How and materials, as set out in Schedule 2.5; provided that either Party may propose amendments to the Technology Transfer Plan at any time during the Technology Transfer Period by delivering a notice to the other Party for review and discussion; provided, further, that the Technology Transfer Plan may only be amended by mutual agreement of the Parties. In furtherance of the foregoing, within [***] ([***]) Business Days following the Effective Date, the Parties will establish a technology transfer committee comprised of representatives of each Party (which representatives may be replaced by the appointing Party at any time upon giving notice to the other Party) (the “Technology Transfer Committee”) to oversee and coordinate the implementation of the Technology Transfer Plan. For clarity, the Technology Transfer Committee will have no responsibility or decision-making authority except as expressly provided in this Section 2.5 or otherwise expressly agreed by the Parties in writing. Subject to the terms of this Agreement (including the Technology Transfer Plan), (i) no later than [***], Spero will deliver to GSK (or its designee), at Spero’s reasonable cost and expense, all such Know-How and materials set forth in Schedule 2.5 as were in existence as of the Effective Date (including but not limited to, information and copies of documents related to the Compound or any Product (including CMC data and information and all non-clinical studies and Clinical Trial data and results)), (ii) no later than [***] ([***]) days following the Completion of the Required Studies, Spero shall provide to GSK (or its designee) a copy of all such Know-How and materials set forth in Schedule 2.5 as were generated in the period between the Effective Date and the date of Completion of the Required Studies

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(including but not limited to Clinical Trial data and results from such Required Studies in accordance with the Technology Transfer Plan), save that following the completion of any individual phase(s) of the Required Studies, Spero shall provide GSK with copies of all relevant Clinical Trial data and results from any such individual phase(s) as soon as possible following the relevant completion date, (iii) Spero shall use Commercially Reasonable Efforts to ensure that all information, documentation, data and materials to be provided to GSK in accordance with this Section 2.5 and the Technology Transfer Plan shall be provided in a format that is well-structured and well-indexed and that all relevant documents and files are clearly labelled, and (iv) Spero shall make available to GSK qualified Spero Personnel having the necessary skill, expertise and experience to accomplish the activities set forth in such Technology Transfer Plan and to answer any questions or provide instruction as reasonably requested by GSK during the Technology Transfer Period. The Spero Human Biological Samples will not be delivered to GSK. GSK will have the right to request, at GSK’s direction, that Spero conduct analysis of the Spero Human Biological Samples and provide GSK (or its designee) with any data, results and reports associated with such analysis. If GSK identifies items that were not included in the original Technology Transfer Plan but are useful or necessary to research, Develop, Manufacture or Commercialize the Compound and any Product in the Field in the GSK Territory, Spero will use Commercially Reasonable Efforts to deliver to GSK, or provide GSK with access to, such items. Spero shall use Commercially Reasonable Efforts to ensure that all data, results and other information provided by Spero to GSK pursuant to this Section 2.5 and the Technology Transfer Plan is true and accurate and was generated in accordance with the Data Integrity Practices set forth in Schedule 4.11(b).

2.
Other than as specifically provided in Section 1 above, the terms and conditions of the Agreement are not being modified by this Amendment 1 and will remain in full force and effect.
3.
This Amendment 1 contains the Parties’ entire agreement with respect to the subject matter of this Amendment 1.
4.
This Amendment shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles that would require application of different law.
5.
This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means (e.g., via PDF) shall be effective delivery of a manually executed counterpart of this Amendment.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment 1 as of the Amendment 1 Effective Date.

Spero Therapeutics, Inc.	GlaxoSmithKline Intellectual Property (No. 3) Limited
By: /s/ Satyavrat Shukla	By: /s/ Marcus Dowding
Name: Satyavrat Shukla	Name: Marcus Dowding
Title: Chief Financial Officer	Title: Authorised Signatory, Corporate Director

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.